UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 13, 2008
MGIC Investment Corporation
(Exact Name of Registrant as Specified in Its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)
(414) 347-6480
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 13, 2008, our subsidiary Mortgage Guaranty Insurance Corporation (“MGIC”) entered into a Securities Repurchase Agreement, dated August 13, 2008 (the “SRA”), with Sherman Financial Group LLC (“Sherman”) under which on that day we sold and Sherman repurchased our entire interest in Sherman. Before the sale, MGIC owned an interest of 24.25% in Sherman, an unconsolidated joint venture.
     The sale price was $227,466,500, minus an adjustment for distributions from Sherman to MGIC since March 31, 2008 ($21.7 million), plus an adjustment for interest ($3.7 million). The sale price was paid $124.5 million in cash (this amount reflects such adjustments) and by delivery of Sherman’s unsecured promissory note in the principal amount of $85 million (the “Note”). The scheduled maturity of the Note is February 13, 2011 and it bears interest, payable monthly, at the annual rate equal to three-month LIBOR (adjusted each three months) plus 500 basis points. The Note is issued under a Credit Agreement, dated August 13, 2008 (the “Credit Agreement”), between Sherman and MGIC.
     The SRA provides that MGIC is entitled to an additional cash payment if by approximately early March 2009 Sherman or certain of its management affiliates enter into a definitive agreement covering a transaction involving the sale or purchase of interests in Sherman in which the fair value of the consideration reflects a value of Sherman over $1 billion plus an additional amount. The additional amount is $33 million if a definitive agreement is entered into by approximately early September 2008 and increases by $11 million for each monthly period that elapses after approximately early September 2008 until a monthly period beginning in early February 2009, when the additional amount is $100 million. A qualifying purchase or sale transaction must close for MGIC to be entitled to an additional payment.
     In the SRA MGIC waived, effective at the time at which the Note is paid in full, its right to any contingent consideration for the sale of the interests in Sherman that MGIC sold in September 2007 to an entity owned by the management of Sherman. Under that sale, MGIC is entitled to an additional cash payment if the purchaser’s after-tax rate of return on the interests purchased exceeds a threshold that equates to an annual return of 16%.
     The carrying value of our investment in Sherman was $124.3 million as of June 30, 2008. We have not finally determined the amount of gain that we will recognize on the sale because we have not finally determined the fair value of the Note and the expenses allocable to the sale. We will disclose the amount of the gain as part of the announcement of our third quarter 2008 earnings.

     All percentages and dollar amounts in this Item are approximate, except for the margin above LIBOR that determines the interest rate on the Note, the sale price under the SRA, the principal amount of the Note and the $1 billion and $100 million amounts that determine in part whether there is an additional payment under the SRA.
     The Credit Agreement provides for various rights of MGIC in connection with the Note. These rights include that in certain circumstances the Note must be equally and ratably secured with certain secured debt of Sherman or certain of its subsidiaries and that certain subsidiaries of Sherman must become obligated on, or guaranty, the Note; covenants regarding Sherman’s maximum consolidated leverage and minimum consolidated tangible net worth; and covenants restricting certain transactions between Sherman and its affiliates and requiring financial reporting.
     The SRA and the Credit Agreement are exhibits to this Report. (We do not consider the Credit Agreement to be a material agreement of ours but have described it in this Item and are filing it as an exhibit to provide additional information about the sale transaction under the SRA.) The additional cash payment that will be waived upon payment of the Note arises under a Securities Purchase Agreement, dated September 14, 2007 (the “SPA”), between MGIC, Radian Guaranty Inc. and the purchaser of the Sherman interests. The SPA is exhibit 2.1 to our Current Report on Form 8-K filed on September 20, 2007. The description of the SRA, the Note, the Credit Agreement and SPA contained above is intended only as a “plain English” summary. It is qualified completely by the text of the actual agreements.
     Our share of Sherman’s results have been material to our own results of operations. Because we no longer have an equity interest in Sherman, beginning in the third quarter of 2008, we will no longer record our share of Sherman’s results in our own results of operations.
     The sale of MGIC’s interest in Sherman was effected as a repurchase of MGIC’s interest by Sherman. We believe that Sherman will repay the Note in accordance with its terms. To the extent this belief is a “forward-looking statement” under Section 21E(c) of the Securities Exchange Act of 1934, as amended, the statements in the remainder of this Item are intended to provide meaningful cautionary statements that identify material factors that could cause actual results to differ materially from those in this forward-looking statement. If in the future Sherman were to experience financial distress, there is a risk that Sherman would be unable to meet its obligations under the Note or, if Sherman were unable to meet its obligations generally, that creditors of Sherman would seek to set aside the entire transaction and obtain the return to Sherman of the consideration received by MGIC in the transaction. We cannot predict Sherman’s future performance but its business is sensitive to its ability to purchase receivable portfolios on favorable terms and to service those receivables such that it meets its return targets. In addition, the volume of credit card originations and the related returns on the credit card portfolio are impacted by general economic conditions and consumer behavior. Sherman’s operations are principally financed with debt under credit facilities.

Recently there has been significant tightening in credit markets, with the result that lenders are generally becoming more restrictive in the amount of credit they are willing to provide and in the terms of credit that is provided. Credit tightening could adversely impact Sherman’s ability to obtain sufficient funding to maintain or expand its business and could increase the cost of funding that is obtained.
Item 1.02 Termination of a Material Agreement
     As described in Item 1.01, an additional cash payment to which MGIC may be entitled in the future under the Securities Purchase Agreement referred to in that Item is being waived in the Securities Repurchase Agreement referred to in that Item, effective upon payment in full of the Note referred to in that Item. To the extent the effectiveness of such waiver would result in the termination of a material agreement, we are reporting such waiver under this Item.
Item 9.01. Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits. The following exhibit is being filed herewith:
(2.1)	Securities Repurchase Agreement, between Sherman Financial Group LLC and Mortgage Guaranty Insurance Corporation, dated as of August 13, 2008.

(2.2)	Credit Agreement, between Sherman Financial Group LLC and Mortgage Guaranty Insurance Corporation, dated as of August 13, 2008.*

*	The schedules to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: August 14, 2008	By:	/s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

(2.1)	Securities Repurchase Agreement, between Sherman Financial Group LLC and Mortgage Guaranty Insurance Corporation, dated as of August 13, 2008.

(2.2)	Credit Agreement, between Sherman Financial Group LLC and Mortgage Guaranty Insurance Corporation, dated as of August 13, 2008.*

*	The schedules to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.